Exhibit 99.1

NEWS RELEASE

Evergy Announces 2023 Results, Declares Quarterly Dividend and Issues 2024 Guidance

•	2023 GAAP EPS of $3.17, compared to $3.27 in 2022

•	2023 Adjusted EPS (Non-GAAP) of $3.54, compared to $3.71 in 2022

•	2024 GAAP and Adjusted (Non-GAAP) EPS guidance of $3.73 to $3.93

•	Declares quarterly dividend of $0.6425 per share

•	Updates five-year $12.5 billion capital plan through 2028

KANSAS CITY, MO., February 29, 2024 – Evergy, Inc. (NASDAQ: EVRG) today announced full year 2023 GAAP earnings of $731.3 million, or $3.17 per share, compared to GAAP earnings of $752.7 million, or $3.27 per share, for the full year 2022. Fourth quarter 2023 GAAP earnings were $58.0 million, or $0.25 per share, compared to earnings of $7.5 million, or $0.03 per share, for the fourth quarter of 2022.

Evergy’s full year 2023 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $815.6 million and $3.54, respectively, compared to $853.8 million and $3.71 in 2022. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Fourth quarter 2023 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $61.1 million and $0.27, respectively, compared to $68.6 million and $0.30, respectively, in fourth quarter 2022. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Full year 2023 adjusted earnings (non-GAAP) per share were driven by higher interest expense, higher depreciation and amortization, unfavorable weather compared to the prior year, partially offset by lower operations and maintenance expense, tax items, and higher corporate owned life insurance proceeds.

“In 2023, we advanced our strategic objectives of affordability, reliability and sustainability. The Kansas rate case settlement delivered significant benefits for customers and enhanced our regional rate competitiveness, we achieved a nearly 10% improvement in reliability, and we furthered our responsible energy transition with the addition of the Persimmon Creek wind farm,” said David Campbell, Evergy president and chief executive officer. “Our financial results reflect challenges from the higher interest rate environment, regulatory lag, and mild weather at the end of the year, partially offset by company-wide efforts to manage costs, which resulted in 12% lower adjusted O&M relative to 2022. Looking ahead, we remain laser-focused on operational and financial execution and advancing constructive regulatory policies to help ensure that Kansas and Missouri are competitive in attracting investment capital and well-positioned to capitalize on historic economic development opportunities.”

Earnings Guidance

The Company issued its 2024 GAAP EPS guidance range of $3.73 to $3.93, along with its 2024 adjusted EPS (non-GAAP) guidance range of $3.73 to $3.93. Additionally, the Company reaffirmed its long-term adjusted EPS (non-GAAP) annual growth target of 4% to 6% through 2026 off the original $3.65 midpoint of 2023 adjusted EPS guidance. Adjusted EPS (non-GAAP) guidance is reconciled to GAAP EPS guidance in the financial table included in this release.

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NEWS RELEASE

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.6425 per share payable on March 22, 2024. The dividends are payable to shareholders of record as of March 11, 2024.

Capital Investment Plan

The Company updated its five-year capital investment plan to $12.5 billion from 2024 through 2028.

Earnings Conference Call

Evergy management will host a conference call Thursday, February 29, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). To view the webcast and presentation slides, please go to investors.evergy.com. To access via phone, investors and analysts will need to register using this link where they will be provided a phone number and access code.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed fourth quarter financial information, the Company’s quarterly report on Form 10-K for the period ended December 31, 2023, and other filings the Company has made with the Securities and Exchange Commission are available on the Company’s website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Management believes that adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are representative measures of Evergy’s recurring earnings, assists in the comparability of results and is consistent with how management reviews performance.

Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for 2023 were $815.6 million or $3.54 per share. For 2022, Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $853.8 million or $3.71 per share.

In addition to net income attributable to Evergy, Inc. and diluted EPS, Evergy’s management uses adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) to evaluate earnings and EPS without:

i.	the costs resulting from non-regulated energy marketing margins from the February 2021 winter weather event;

ii.	gains or losses related to equity investments subject to a restriction on sale;

iii.

the deferral of the cumulative amount of prior year revenues collected from customers since December 2018 for the return on investment of the retired Sibley Station in 2022 for future refunds to customers;

iv.	the mark-to-market impacts of economic hedges related to Evergy Kansas Central’s 8% ownership share of JEC;

v.	costs resulting from executive transition, severance and advisor expenses;

vi.

the deferral of the cumulative amount of transmission revenues collected from customers since 2018 through Evergy Kansas Central’s FERC TFR to be refunded to customers in accordance with a December 2022 FERC order;

vii.	the impairment loss on Sibley Unit 3 and other regulatory disallowances;

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NEWS RELEASE

viii.

the 2023 deferral of the cumulative amount of prior year revenues collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order; and

ix.	the deferral of revenues for future refund of amounts previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor’s overall understanding of results. Management believes that adjusted earnings (non-GAAP) provides a meaningful basis for evaluating Evergy’s operations across periods because it excludes certain items that management does not believe are indicative of Evergy’s ongoing performance or that can create period to period earnings volatility.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information provided elsewhere in this report.

Evergy, Inc

Consolidated Earnings and Diluted Earnings Per Share

(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share

Three Months Ended December 31	2023		2022
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$58.0	$0.25	$7.5	$0.03
Non-GAAP reconciling items:
Sibley Station return on investment, pre-tax(b)	—	—	13.2	0.06
Mark-to-market impact of JEC economic hedges, pre-tax(c)	3.9	0.02	(0.9)	—
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	0.1	—	0.4	—
Executive transition costs, pre-tax(e)	—	—	1.5	0.01
Severance costs, pre-tax(f)	—	—	2.3	0.01
Advisor expenses, pre-tax(g)	—	—	2.3	0.01
Sibley Unit 3 impairment loss and other regulatory disallowances, pre-tax(h)	—	—	28.9	0.13
TFR refund, pre-tax(j)	—	—	30.8	0.13
Income tax benefit(m)	(0.9)	—	(17.4)	(0.08)

Adjusted earnings (non-GAAP)	$61.1	$0.27	$68.6	$0.30

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	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share

Year Ended December 31	2023		2022
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$731.3	$3.17	$752.7	$3.27
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	2.1	0.01
Sibley Station return on investment, pre-tax(b)	—	—	51.4	0.22
Mark-to-market impact of JEC economic hedges, pre-tax(c)	8.7	0.04	(11.2)	(0.05)
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	0.3	—	1.3	0.01
Executive transition costs, pre-tax(e)	—	—	2.2	0.01
Severance costs, pre-tax(f)	—	—	2.3	0.01
Advisor expenses, pre-tax(g)	—	—	5.4	0.02
Sibley Unit 3 impairment loss and other regulatory disallowances, pre-tax(h)	—	—	34.9	0.15
Restricted equity investment losses, pre-tax(i)	—	—	16.3	0.07
TFR refund, pre-tax(j)	—	—	25.0	0.11
Electric subdivision rebate program costs refund, pre-tax(k)	2.6	0.01	—	—
Customer refunds related to COLI rate credits, pre-tax(l)	96.5	0.42	—	—
Income tax benefit(m)	(23.8)	(0.10)	(28.6)	(0.12)

Adjusted earnings (non-GAAP)	$815.6	$3.54	$853.8	$3.71

(a)	Reflects non-regulated energy marketing margins related to the February 2021 winter weather event that are included in operating revenues on the consolidated statements of comprehensive income.
(b)

Reflects the deferral of the cumulative amount of prior year revenues collected from customers since December 2018 for the return on investment of the retired Sibley Station for future refunds to customers that are included in operating revenues on the consolidated statements of comprehensive income.

(c)

Reflects mark-to-market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central’s 8% ownership share of JEC that are included in operating revenues on the consolidated statements of comprehensive income.

(d)

Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(e)

Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(f)

Reflects severance costs incurred associated with certain severance programs at the Evergy Companies that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(g)	Reflects advisor expenses incurred associated with strategic planning that are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(h)

Reflects the impairment loss on Sibley Unit 3 and costs related to certain meter replacements that were disallowed in the 2022 Evergy Metro and Evergy Missouri West rate cases that are included in Sibley Unit 3 impairment loss and other regulatory disallowances on the consolidated statements of comprehensive income.

(i)	Reflects losses related to equity investments which were subject to a restriction on sale that are included in investment earnings on the consolidated statements of comprehensive income.

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(j)

Reflects the deferral of the cumulative amount of prior year transmission revenues collected from customers since 2018 through Evergy Kansas Central’s transmission formula rate to be refunded to customers in accordance with a December 2022 Federal Energy Regulatory Commission order that are included in operating revenues on the consolidated statements of comprehensive income.

(k)

Reflects the deferral of the cumulative amount of prior year revenues collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order that are included in operating revenues on the consolidated statements of comprehensive income.

(l)

Reflects the deferral of revenues for future refund of amounts previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement reached between Evergy, the KCC staff and other intervenors that are included in operating revenues on the consolidated statements of comprehensive income.

(m)	Reflects an income tax effect calculated at a statutory rate of approximately 22%.

GAAP to Non-GAAP Earnings Guidance

	Original 2023 Earnings per Diluted Share Guidance	2024 Earnings per Diluted Share Guidance
Net income attributable to Evergy, Inc.	$3.55 - $3.75	$3.73 - $3.93

Non-GAAP reconciling items:
-	—	—

Adjusted earnings (non-GAAP)	$3.55 - $3.75	$3.73 - $3.93

GAAP to Non-GAAP O&M Reconciliation

	2022	2023
	(millions)
GAAP O&M	$1,085	$945

Non-GAAP reconciling items:
- Severance expense	(2)	—
- Non-asset margin incentives	(1)	(0.3)
- Advisor expense	(5)	—

- Executive transition costs	(2)	—

Adjusted O&M (non-GAAP)	$1,074	$945

About Evergy

Evergy, Inc. (NASDAQ: EVRG), serves 1.7 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

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Forward Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Evergy Companies are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future pandemic health events on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, disruptions in the banking industry, including volatility in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; impact of geopolitical conflicts on the global energy market; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; impacts of tariffs; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies’ customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the SEC. New factors emerge from time to time, and it’s not possible for the Evergy Companies to predict all such factors, nor can the Evergy Companies assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or

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implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Pete Flynn Director, Investor Relations Phone: 816-652-1060 Peter.Flynn@evergy.com	Media Contact: Gina Penzig Director, Corporate Communications Phone: 785-508-2410 Gina.Penzig@evergy.com Media line: 888-613-0003

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